Exhibit 10.2

STOCKHOLDER VOTING AGREEMENT

THIS STOCKHOLDER VOTING AGREEMENT (this “Agreement”) is made and entered into as of July 15, 2008, by and among VIROPHARMA INCORPORATED, a Delaware corporation (“Buyer”), LEV PHARMACEUTICALS, INC., a Delaware corporation (“Target”), and the undersigned stockholders (each, a “Stockholder” and, collectively, the “Stockholders”) of Target.

Preamble

Concurrently with the execution and delivery hereof, Buyer, HAE ACQUISITION CORP., a Delaware corporation (“Sub”), and Target are entering into an Agreement and Plan of Merger of even date herewith (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides for the merger (the “Merger”) of Sub with and into Target in accordance with its terms.

Each stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of each class of capital stock of Target as is indicated on the signature page of this Agreement.

In consideration of the execution and delivery of the Merger Agreement by Buyer and Sub, Stockholders desire to agree to vote the Shares (as defined herein) over which Stockholder has voting power so as to facilitate the consummation of the Merger, as further provided herein.

NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

1. Certain Definitions.

(a) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Constructive Sale” means with respect to any security a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits and risks of ownership.

“Shares” means, with respect to any Stockholder, (i) all shares of capital stock of Target owned, beneficially or of record, by each Stockholder as of the date hereof, and (ii) all additional shares of capital stock of Target acquired by Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in Section 12 below).

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer and Voting Restrictions.

(a) At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, each Stockholder shall not, except in connection with the Merger or as the result of the death of such Stockholder, Transfer any of the Shares owned by such Stockholder, or discuss, negotiate, make an offer or enter into an agreement, commitment or other arrangement with respect thereto.

(b) Each Stockholder understands and agrees that if such Stockholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares owned by such Stockholder other than in compliance with this Agreement, Target shall not, and each Stockholder hereby unconditionally and irrevocably instructs Target not to, (i) permit any such Transfer on its books and records, (ii) issue a new certificate representing any of the Shares owned by such Stockholder or (iii) record such vote unless and until such Stockholder shall have complied with the terms of this Agreement.

(c) From and after the date hereof, except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, each Stockholder will not commit any act that would restrict his legal power, authority and right to vote all of the Shares then owned of record or beneficially by him or otherwise prevent or disable such Stockholder from performing any of his obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, from and after the date hereof, each Stockholder will not enter into any voting agreement with any person or entity with respect to any of the Shares owned by such Stockholder, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of such Shares, deposit any of such Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting such Stockholder’s legal power, authority or right to vote such Shares in favor of the approval of the Proposed Transaction.

(d) Notwithstanding anything in this Agreement to the contrary, any Stockholder may Transfer any Shares owned by such Stockholder to any member of such Stockholder’s immediate family, to a charity or charitable foundation or to a trust for the benefit of such Stockholder or any member of such Stockholder; provided, however, that such a Transfer shall be permitted only if, as a condition precedent to such Transfer, the transferee in such Transfer agrees in a writing that is reasonably satisfactory in form and substance to Buyer to be bound by all terms of this Agreement as though such transferee were a Stockholder hereunder; provided, further, that (i) Judson Cooper and his Affiliates who are a party to this Agreement may Transfer up to an aggregate of 2 million Shares and (ii) Joshua Schein and his Affiliates who are a party to this Agreement may Transfer up to an aggregate of 2 million Shares, in each case, to a charity or charitable foundation without compliance with the preceding proviso; provided, finally, that such Transfer to a charity or charitable foundation pursuant to the preceding proviso shall be permitted only if, as a condition precedent to such Transfer, another stockholder of Target who is not a party hereto (an “Additional Stockholder”) agrees in a writing that is reasonably satisfactory in form and substance to Buyer to be bound by all terms of this Agreement (with respect to at least as many shares of capital stock of Target as are Transferred pursuant to the preceding proviso) as though such Additional Stockholder were a Stockholder hereunder.

3. Agreement to Vote Shares.

(a) Prior to the Expiration Date, at every meeting of the stockholders of Target called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Target, each Stockholder (solely in Stockholder’s capacity as such) shall appear at the meeting or otherwise cause the Shares owned by such Stockholder to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, vote (i) in favor of approval of the Merger, the Merger Agreement and the other transactions contemplated thereby (collectively, the “Proposed Transaction”), (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction, and (iii) against any of the following (to the extent unrelated to the Proposed Transaction): (A) any merger, consolidation or business combination involving Target or any of its subsidiaries other than the Proposed Transaction; (B) any sale, lease or transfer of all or substantially all of the assets of Target or any of its subsidiaries; (C) any reorganization, recapitalization, dissolution, liquidation or winding up of Target or any of its subsidiaries; or (D) any other action that is intended, or would reasonably be expected to materially impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Proposed Transaction (each of (ii) and (iii), a “Competing Transaction”).

(b) If Stockholder is the beneficial owner, but not the record holder, of the Shares, such Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with this Section 3.

4. Grant of Irrevocable Proxy.

(a) Each Stockholder hereby irrevocably (to the fullest extent permitted by law) grants to, and appoints, Buyer and each of its executive officers and any of them, in their capacities as officers of Buyer (the “Grantees”), each Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of such Stockholder, to vote the Shares, to instruct nominees or record holders to vote such Shares owned by such Stockholder, or grant a consent or approval in respect of such Shares in accordance with Section 3 hereof and, in the discretion of the Grantees with respect to any proposed adjournments or postponements of any meeting of stockholders at which any of the matters described in Section 3 hereof is to be considered.

(b) Each Stockholder represents that any proxies heretofore given in respect of Stockholder’s shares that may still be in effect are not irrevocable, and such proxies are hereby revoked.

(c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, except as otherwise provided in this Agreement. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law until termination of this Agreement.

(d) The Grantees may not exercise this irrevocable proxy on any other matter except as provided above. Each Stockholder may vote the Shares on all other matters.

(e) Buyer may terminate this proxy with respect to any Stockholder at any time at its sole election by written notice provided to Stockholder.

5. No Solicitation. Prior to the termination of this Agreement, each Stockholder, solely in his capacity as a stockholder, shall not directly or indirectly, (i) solicit, initiate or knowingly encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that would reasonably be expected to lead to an Acquisition Proposal, (ii) except as Target may be permitted pursuant to the Merger Agreement, conduct or engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, or disclose any non-public information relating to Target or any of its Subsidiaries to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal or (iv) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction.

6. Action in Stockholder Capacity Only. Each Stockholder makes no agreement or understanding herein as a director, employee, officer or agent of Target. Each Stockholder signs solely in his capacity as a record holder and beneficial owner, as applicable, of Shares, and nothing herein shall limit or affect any actions taken in any other capacity, including without limitation, as an officer, director, employee, or agent of Target.

7. Representations and Warranties of Stockholder. Each Stockholder, severally but not jointly, hereby represents and warrants to Buyer as follows:

(a) (i) Such Stockholder is the beneficial or record owner of the shares of capital stock of Target indicated on the signature page of this Agreement free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances; (ii) such Stockholder does not beneficially own any securities of Target other than the shares of capital stock and rights to purchase shares of capital stock of Target set forth on the signature page of this Agreement; (iii) such Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4; and (iv) this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against him in accordance with its terms. Prior to the termination of this Agreement, such Stockholder agrees to promptly notify Buyer of any additional shares of capital stock of Target that such Stockholder becomes the beneficial owner of after the date hereof.

(b) As of the date hereof and for so long as this Agreement remains in effect (including as of the date of the Stockholders’ Meeting, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except for this Agreement or as otherwise permitted by this Agreement, such Stockholder has full legal power, authority and right to vote all of the Shares then owned of record or beneficially by him, in favor of the approval and authorization of the Proposed Transaction without the consent or approval of, or any other action on the part of, any other person or entity (including, without limitation, any governmental entity). Without limiting the generality of the foregoing, such Stockholder has not entered into any voting agreement (other than this Agreement) with any person or entity with respect to any of the Shares, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting his legal power, authority or right to vote the Shares on any matter.

(c) The execution and delivery of this Agreement and the performance by such Stockholder of his agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which such Stockholder is a party or by which such Stockholder (or any of his assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely in any material respect affect such Stockholder’s ability to perform his obligations under this Agreement or render materially inaccurate any of the representations made by him herein.

(d) Except as disclosed pursuant to the Merger Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Buyer, Sub or Target in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

(e) Each Stockholder understands and acknowledges that Buyer, Sub and Target are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations and warranties contained herein.

8. Representations and Warranties of Buyer.

(a) Buyer hereby represents and warrants to Target as follows: (i) Buyer has full power and authority to make, enter into and carry out the terms of this Agreement and (ii) this Agreement has been duly and validly authorized by all necessary action on the part of Buyer and has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer enforceable against it in accordance with its terms.

(b) The execution and delivery of this Agreement and the performance by Buyer of its agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which Buyer is a party or by which Buyer (or any of its assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect Buyer’s ability to perform its obligations under this Agreement or render materially inaccurate any of the representations made by it herein.

9. Exchange of Shares; Waiver of Rights of Appraisal. If the Merger is consummated, the Shares shall, pursuant to the terms of the Merger Agreement, be exchanged for the consideration provided in the Merger Agreement. Each Stockholder hereby waives, and agrees to prevent the exercise of, any rights of appraisal with respect to the Merger, or rights to dissent from the Merger, that such Stockholder may have by virtue of his beneficial ownership of the Shares.

10. Regulatory Approvals. Each of the provisions of this Agreement is subject to compliance with applicable regulatory conditions and receipt of any required Consents.

11. Confidentiality. Each Stockholder recognizes that successful consummation of the transactions contemplated by the Merger Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, and so that Buyer may rely on the safe harbor provisions of Rule 100(b)(2)(ii) of Regulation FD, Stockholder, solely in his or its capacity as a stockholder, hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than his or its counsel and advisors, if any) without the prior written consent of Buyer and Target, except for disclosures such Stockholder’s counsel advises are necessary in order to comply with any Law, in which event Stockholder shall give notice of such disclosure to Buyer and Target as promptly as practicable so as to enable Buyer and Target to seek a protective order from a court of competent jurisdiction with respect thereto.

12. Termination. This Agreement shall automatically terminate and be of no further force or effect whatsoever on the first to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement pursuant to the terms thereof, (iii) any material amendment or modification to the Merger Agreement, including but not limited to any amendment or modification to the Merger Consideration and (iv) as to any Stockholder, upon notice from Buyer in accordance with Section 4(e) hereof (the date of termination being the “Expiration Date”).

13. Miscellaneous Provisions.

(a) Amendments, Modifications and Waivers. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by Buyer, Target and each Stockholder.

(b) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(d) Consent to Jurisdiction; Venue. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, and (ii) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in any Delaware state or federal court sitting in the State of Delaware.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(f) Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

(g) Assignment and Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, without limitation, such Stockholder’s estate and heirs upon the death of such Stockholder, provided that except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without the prior written consent of the other parties hereto, except that Buyer, without obtaining the consent of any other party hereto, shall be entitled to assign this Agreement or all or any of its rights or obligations hereunder to any one or more Affiliates of Buyer. No assignment by Buyer under this Section 13(g) shall relieve Buyer of its obligations under this Agreement. Any assignment in violation of the foregoing shall be void and of no effect.

(h) No Third Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(i) Cooperation. Each Stockholder agrees to reasonably cooperate with Buyer and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Buyer to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement. Each Stockholder hereby agrees that Buyer and Target may publish and disclose in the Proxy Statement and the Form S-4 Registration Statement (including all documents and schedules filed with the SEC), such Stockholder’s identity and ownership of Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an Exhibit to the Form S-4 Registration Statement or in any other filing made by Buyer or Target with the SEC relating to the Proposed Transaction.

(j) Severability. If any term or other provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(k) Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

(l) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Buyer and Target shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of such Stockholder set forth in this Agreement. Therefore, each Stockholder hereby agrees that, in addition to any other remedies that may be available to Buyer or Target, as applicable upon any such violation, such party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means to which they are entitled at law or in equity, without requiring the posting of any bond or other undertaking.

(m) Notices. All notices, consents, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if (a) delivered to the appropriate address by hand or overnight courier (providing proof of delivery), or (b) sent by facsimile with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the parties at the following address or facsimile (or at such other address or facsimile for a party as shall be specified by like notice): (i) if to Buyer or Target, to the address or facsimile provided in the Merger Agreement, including to the persons designated therein to receive copies; and (ii) if to any Stockholder, to such Stockholder’s address or facsimile shown below such Stockholder’s signature on the signature page hereof.

(n) Counterparts. This Agreement may be executed in several counterparts, including by facsimile, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart.

(o) Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(p) Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

(q) Several Obligations. Notwithstanding anything in this Agreement to the contrary, the obligations of the Stockholders hereunder shall be several but not joint and no Stockholder shall be responsible for any act or inaction by any other Stockholder. Each Stockholder agrees that such Stockholder’s obligations under this Agreement is a several obligation of such Stockholder, and that the failure by any other Stockholder to perform such other Stockholder’s obligations under this Agreement or the breach by any other Stockholder of any representation or warranty hereunder shall not constitute a bar, limitation, prohibition or defense to the enforcement of this Agreement against any Stockholder.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

VIROPHARMA INCORPORATED

/s/ Vincent J. Milano
By:	Vincent J. Milano
Its:	Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

LEV PHARMACEUTICALS, INC.

/s/ Judson Cooper
By:	Judson Cooper
Its:	Chairman

JUDSON COOPER

/s/ Judson Cooper

Address:
c/o Lev Pharmaceuticals, Inc.
675 Third Avenue, Suite 2200
New York, NY 10017

Telephone:	(212) 682-3096
Facsimile:	(212) 682-2559

Shares Beneficially Owned by Stockholder:

16,028,703 shares of Target Common Stock

  3,027,450 Options to acquire Target Common Stock

JOSHUA SCHEIN

/s/ Joshua Schein

Address:
c/o Lev Pharmaceuticals, Inc.
675 Third Avenue, Suite 2200
New York, NY 10017

Telephone:	(212) 682-3096
Facsimile:	(212) 682-2559

Shares Beneficially Owned by Stockholder:

16,738,214 shares of Target Common Stock

  3,027,450 Options to acquire Target Common Stock